UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2023

CYCLO THERAPEUTICS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32653
(Address of Principal Executive Offices)	(zip code)

386-418-8060
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	CYTH	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	CYTHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective August 17, 2023 (the “Effective Date”), the Board of Directors of Cyclo Therapeutics, Inc. (the “Company”) increased the size of the Board from eight members to nine members and appointed Dr. Vivien Wong to serve as a member of the Board, to serve until her successor has been duly elected and qualified, or until her earlier resignation or removal. The Board has affirmatively determined that Dr. Wong qualifies as an “independent director” under the applicable rules and regulations of The Nasdaq Stock Market and the U.S. Securities Exchange Act of 1934, as amended. At this time, Dr. Wong has not been appointed to any committees.

Dr. Wong, age 66, has over 20 years of experience as a pharmaceutical executive in the research and development of drugs and diagnostics. Since 2022, Dr. Wong has acted as an independent consultant and advisor on product development to various pharmaceutical companies and venture capital firms, including serving on (i) the board of directors of Burke Neurological Institute of Weill Cornell Medicine, and (ii) serving on the scientific advisory boards of NeuroCures NY, Inc., Bioscience Task Force, and Westchester County Economic Development. From 2007 to 2021, Dr. Wong held various positions at Progenics Pharmaceuticals, Inc., including as Executive Vice President, Research & Development, where she was responsible for clinical and regulatory research and development strategies for oncology-focused development programs and oversaw various functions, including project management, clinical development, manufacturing, quality control, regulatory compliance. Dr. Wong holds a Ph.D. in Anatomy and Neurobiology from the University of Maryland School of Medicine, a M.S. in Physiology from Southern Illinois University at Carbondale and a B.S. in Biology from Mississippi University for Women.

Dr. Wong’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors. The non-employee director compensation program is described under the heading “Compensation of Directors” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 13, 2023. Accordingly, upon joining the Board, Dr. Wong received an initial grant of options to purchase 6,700 shares of the Company’s common stock, with an exercise price equal to $1.26 per share, the closing price of the Company’s common stock on the Effective Date. The options have a term of 10 years and were fully vested as of the Effective Date.

Dr. Wong was appointed by the Board as a designee of Rafael Holdings, Inc. (“Rafael”) pursuant to that certain securities purchase agreement, dated June 1, 2023, by and between the Company and Rafael. Except as set forth herein, there are no other arrangements or understandings between Dr. Wong and any other persons pursuant to which she was selected as a director of the Company and there are no transactions or proposed transactions in which Dr. Wong has a direct or indirect interest requiring disclosure under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. Dr. Wong does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Securities Purchase Agreement, dated as of June 1, 2023 between Cyclo Therapeutics, Inc. and Rafael Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 5, 2023)

104	Cover Page Interactive Data File formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: August 21, 2023

By:	/s/ N. Scott Fine
N. Scott Fine
Chief Executive Officer